Exhibit 10.10

WORTHINGTON STEEL, INC.

2023 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

1.00 PURPOSE

The Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase shareholder value by [1] providing Participants an opportunity to acquire and maintain an ownership interest in the Company and [2] encouraging Participants to remain as directors of the Company and put forth the maximum efforts for the success of the Company and Related Entities. In addition, the Plan is intended to govern Awards granted pursuant to the adjustment of awards originally granted under the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors, as amended (the “Pre-Spin Plan”) (each, an “Adjusted Award”) in accordance with the terms of the Employee Matters Agreement, dated November 30, 2023, between the Company and Worthington Industries, Inc. (the “Employee Matters Agreement”).

2.00 DEFINITIONS

When used in the Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in the Plan or clearly required by the context. When applying these definitions and any other word, term or phrase used in the Plan, the form of any definition or of any word, term or phrase will include any and all of its other forms.

Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect, even if the Company is not subject to the Act.

Annual Meeting. The annual meeting of the Company’s shareholders.

Award. Any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Whole Share granted under the Plan.

Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the terms of any Award Agreement, the terms of the Plan will govern.

Board. The Company’s board of directors.

Business Combination. A “Business Combination” means the following: [1] the date that any Person, or more than one Person acting as a group, acquires ownership of stock of the Company that, together with the stock of the Company held by such Person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; [2] the date that any Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group), ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; [3] the date that a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or [4] the date that any Person or more than one Person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisition. The definition of Business Combination shall be interpreted in a manner consistent with the definition of “change in control event” under Code §409A and Treasury Regulation §1.409A-3(i)(5).

Cause. Unless otherwise specified in the associated Award Agreement, removal from office for cause in accordance with Article SIXTH of the Company’s Amended Articles of Incorporation and the Ohio General Corporation Law.

Change in Control. Unless otherwise specified in the associated Award Agreement, a “Change in Control” will occur when any Person (other than [1] the Company or any Related Entity, [2] any employee benefit plan of the Company or any Related Entity or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or [3] any Person who, on the Effective Date, was an Affiliate of the Company and owning in excess of ten percent of the outstanding Shares and the respective successors, executors, legal representatives, heirs and legal assigns of such Person), alone or together with its Affiliates and Associates, has acquired or obtained the right to acquire the beneficial ownership of 25 percent or more of Shares then outstanding. For purposes of this definition, “Affiliate” and “Associate” will have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act.

Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued under the Code.

Company. Worthington Steel, Inc., an Ohio corporation, and any and all successors to it.

Director. A Person who, on an applicable Grant Date, [1] is an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not a Person who performs services for the Company or any Related Entity as a common-law employee. A Person’s status as a Director will be determined as of the Grant Date of each Award made to that Person.

Disability. Unless otherwise specified in the associated Award Agreement:

[1] With respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Code §409A, [a] the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or [b] the Participant is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board; and

[2] With respect to a Participant’s right to exercise or receive settlement of any Award or with respect to the payment, exercise or settlement of any Award not described in subsection [1] of this definition, the inability, by reason of a medically determinable physical or mental impairment, to engage in substantial gainful activity, for a period of 180 days after its commencement and such condition, in the opinion of a physician selected by the Company and reasonably acceptable to the Participant or the Participant’s legal representative, is total and permanent.

Effective Date. December 1, 2023.

Exercise Price. The amount, if any, a Participant must pay to exercise an Option or the amount upon which the value of a Stock Appreciation Right is based.

Expiration Date. The last date that an Option or Stock Appreciation Right may be exercised.

Fair Market Value. The value of one Share on any relevant date, determined under the following rules:

[1] If the Shares are traded on an exchange or recognized market or quotation system on which “closing prices” are reported, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day;

[2] If the Shares are traded over-the-counter with no reported closing price, the mean between the highest bid and the lowest asked prices on the relevant date, if it is a trading day, otherwise on the next trading day; or

[3] If neither subsections [1] or [2] of this definition apply, the fair market value as determined by the Board in good faith and consistent with any applicable provisions under the Code, except with respect to Options and SARs, in which event the fair market value as determined by the reasonable application of a reasonable valuation method taking into account all information material to the value of the Company satisfying the requirements of Code §409A.

Grant Date. The date an Award is granted.

Option. An Award granted under Section 6.00.

Participant. Any Director to whom an Award has been granted and which is still outstanding.

Person. Any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

Plan. The Worthington Steel, Inc. 2023 Equity Incentive Plan for Non-Employee Directors.

Related Entity. Any entity that is or becomes related to the Company through common ownership as determined under Code §414(b) or (c), but modified as permitted under Treasury Regulations issued under any Code section relevant to the purpose for which the definition is applied.

Restricted Stock. An Award granted under Section 8.00.

Restricted Stock Unit. An Award granted under Section 9.00.

Restriction Period. The period over which the Board will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.

Retirement. Unless otherwise specified in the associated Award Agreement, the retirement of a Director from service on the Board after having [1] attained the age of 65 or [2] served at least nine years as a member of the Board, unless the Board specifies a shorter period of required service which will in no event be fewer than six years.

Separation from Service. A “separation from service” as defined under Code §409A.

Shares. Common shares, without par value, of the Company or any security of the Company issued in substitution, exchange or in place of these common shares.

Stock Appreciation Right (“SAR”). An Award granted under Section 10.00.

Termination. A termination of the Director’s service on the Board for any reason.

Treasury Regulations. Any regulations promulgated by the Department of Treasury and/or Internal Revenue Service under the Code.

Whole Share. An Award granted under Section 7.00.

3.00 PARTICIPATION

3.01 Awards.

[1] Consistent with the terms of the Plan and subject to Section 3.01[2], the Board will [a] decide which Directors will be granted Awards and [b] establish the types of Awards to be granted and the terms and conditions relating to those Awards.

[2] The Board may establish different terms and conditions [a] for each type of Award, [b] for each Participant receiving the same type of Award and [c] for the same Participant for each Award received, whether or not those Awards are granted at different times.

[3] Subject to the limitations set forth in Section 4.04, in the sole discretion of the Board, and consistent with the terms and conditions of the Plan and applicable law, Awards also may be made in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Related Entity or a company acquired by the Company or with which the Company combines.

3.02 Conditions of Participation. By accepting an Award, each Participant agrees:

[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other terms and conditions imposed on the Award; and

[2] That the Board may amend the Plan and any Award Agreement without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or an outstanding Award Agreement.

4.00 ADMINISTRATION

4.01 Duties. The Board is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Board may adopt, amend and rescind rules and regulations relating to the Plan and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Board will be final, binding and conclusive for all purposes and upon all Persons.

4.02 Delegation of Duties. In its sole discretion, the Board may delegate any ministerial duties associated with the Plan to any Person that it deems appropriate. However, the Board may not delegate any discretionary duties assigned to it or those duties that the Board is required to discharge to comply with applicable laws and regulations.

4.03 Award Agreement. As soon as administratively feasible after the Grant Date, the Board will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement will describe:

[1] The terms of the Award, including, to the extent applicable, [a] the type of Award, [b] when and how the Award may be exercised, [c] any Exercise Price associated with the Award and [d] how the Award will or may be settled; and

[2] To the extent different from the terms of the Plan, any other terms and conditions affecting the Award.

4.04 Restriction on Repricing. No Award (including Options and SARs) may be “repriced.” For purposes of this restriction, “repricing” means any of the following or any other action that has the same effect: [1] lowering the Exercise Price of an Option or SAR after it is granted; [2] any other action that is treated as a repricing under generally accepted accounting principles; [3] canceling an Option or SAR at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock or other Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction; or [4] any other action that has the effect of “repricing” an Award, as defined under the rules of the securities exchange or other recognized market or quotation system on which the Shares are then listed or traded.

5.00 LIMITS ON SHARES SUBJECT TO AWARDS

5.01 Number of Authorized Shares. Subject to Section 5.03, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award shall equal the sum of [1] the number of Shares that may be issuable upon exercise or vesting of the Adjusted Awards and [2] 1,000,000 Shares, which Shares shall be available for Awards of any type authorized under the Plan. Shares described in this Section 5.01 may be subject to any Awards issued under the terms and conditions described in the Plan and Award Agreements issued under the Plan. The Shares to be delivered under the Plan may consist, in whole or in part, of treasury Shares or authorized but unissued Shares not reserved for any other purpose.

5.02 Adjustment in Number of Authorized Shares. As appropriate, the limits imposed under Sections 5.01 will be:

[1] Conditionally reduced by the number of Shares underlying each Award; and

[2] Absolutely reduced by [a] the number of Shares issued upon the exercise or settlement of an Award other than a SAR, [b] the number of Shares subject to each SAR however settled and [c] a number of Shares equal to [i] the cash amount paid by the Company upon the exercise or settlement of an Award (other than an Option or SAR) that, under the applicable Award Agreement, was originally to be settled in Shares, divided by [ii] the Fair Market Value of a Share on the date of that exercise or settlement transaction; and

[3] Increased by the number of Shares subject to (or associated with) any Award (or part of an Award) that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without issuing Shares or without the payment of cash or any other consideration.

The number of Shares (if any) withheld to pay any Exercise Price or to satisfy any tax withholding obligation associated with the exercise or settlement of an Award (or part of an Award) will not be recredited to the number of authorized Shares.

5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Share dividend or Share split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of Shares or other similar corporate change affecting Shares, the Board will appropriately adjust [1] the number of Shares that may be issued subject to Awards that may or will be granted to Participants during any period, [2] the aggregate number of Shares available for Awards or subject to outstanding Awards (as well as any Share-based limits imposed under the Plan), [3] the respective Exercise Price, number of Shares and other limitations applicable to outstanding or subsequently granted Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently granted Awards; provided, however, that any adjustment pursuant to this Section 5.03 shall be made in accordance with the rules of Code §409A, to the extent applicable.

6.00 OPTIONS

6.01 Nature of Award. An Option gives a Participant the right to purchase a specified number of Shares if the terms and conditions described in the Plan and the associated Award Agreement (including paying the Exercise Price) are met before the Expiration Date. However, an Option will be forfeited to the extent that the applicable terms and conditions have not been met before the Expiration Date or to the extent that the Option is not exercised before the Expiration Date. All Options granted under this Section 6.00 will be nonqualified stock options and are not intended to meet the requirements of Code §422.

6.02 Granting Options. At any time during the term of the Plan, the Board may grant Options to Directors. The Award Agreement associated with each Option grant will describe the Exercise Price, the Expiration Date (which may never be later than the tenth anniversary of the Grant Date), the first date that the Option may be exercised, procedures for exercising the Option and any other terms and conditions affecting the Option.

6.03 Exercise Price. Except to the extent necessary to implement Section 3.01[3] or with respect to Adjusted Awards, each Option will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.

6.04 Exercising Options. An Option may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Board (or its designee) a completed exercise notice (in the form prescribed by the Board) along with payment of the Exercise Price in accordance with the method or methods described in the associated Award Agreement. In addition to any other method or methods which may be described in the associated Award Agreement, payment of the Exercise Price may be made in cash, or its equivalent, or, unless otherwise specified by the Board and reflected in the associated Award Agreement(s), by tendering, either actual delivery of Shares or by attestation, Shares acceptable to the Board, by the withholding of Shares which would otherwise be issued in connection with the exercise of the Option, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any Shares so tendered to the Company as of the date of such tender or so withheld by the Company as of the date of such withholding is at least equal to the Exercise Price borne by the Option being exercised.

6.05 Rights Associated With Options. Unless otherwise specified in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised Option.

7.00 WHOLE SHARES

At any time during the term of the Plan, the Board may grant Whole Shares to Directors. Whole Shares may be granted on any basis and subject to any terms and conditions that the Board believes to be appropriate.

8.00 RESTRICTED STOCK

8.01 Nature of Award. Restricted Stock are Shares issued on the Award’s Grant Date which are subject to specified restrictions on transferability and forfeitability. Any restrictions on transferability and forfeitability will lapse at the end of the associated Restriction Period only if the terms and conditions specified in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.

8.02 Granting Restricted Stock. At any time during the term of the Plan, the Board may grant Restricted Stock to Directors. The Award Agreement associated with each Restricted Stock grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled and any other terms and conditions affecting the Restricted Stock.

8.03 Earning Restricted Stock. Restricted Stock will be held by the Company as escrow agent and will be:

[1] Forfeited, if the applicable terms and conditions have not been met; or

[2] Released from escrow and distributed to the Participant as soon as administratively feasible after the last day of the Restriction Period, but in no event later than the 15th day of the third month following the later of the end of the calendar year or the Company’s taxable year in which the Restricted Stock is no longer subject to a substantial risk of forfeiture, if the applicable terms and conditions have been met.

Any fractional Share of Restricted Stock will be settled in cash.

8.04 Rights Associated With Restricted Stock. During the Restriction Period and unless otherwise specified in the associated Award Agreement:

[1] Each Participant to whom Restricted Stock has been issued may exercise full voting rights associated with that Restricted Stock; and

[2] Any dividends and other distributions paid with respect to such Restricted Stock will be held by the Company as escrow agent during the Restriction Period. At the end of the Restriction Period, such dividends or other distributions will be distributed to the affected Participant or forfeited as provided in Section 8.03 with respect to the Restricted Stock as to which they were paid. No interest or other accretion will be credited with respect to any dividends or other distributions held in this escrow account. If any dividends or other distributions are paid in Shares, those Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which such dividends or other distributions were paid.

8.05 Adjusted Awards. Notwithstanding anything to the contrary contained herein, each Adjusted Award shall be subject to terms and conditions consistent with the applicable terms and conditions set forth in the applicable Pre-Spin Plan and the award agreement in effect for such Adjusted Award immediately prior to the Distribution, each as deemed modified in order to reflect (i) the adjustment of such Adjusted Award pursuant to Article IV of the Employee Matters Agreement, (ii) that the Company is the issuer of the Common Stock subject to the Adjusted Award, and (iii) the Participant’s status as an employee, director or consultant of the Company or Worthington Industries, Inc., as applicable, following the Distribution. Without limiting the generality of the foregoing, with respect to Adjusted Awards, references to employment or service, or termination of employment or service, in this Plan (including the incorporated terms and conditions of the applicable Pre-Spin Plans, as deemed modified by the preceding sentence) and the applicable award agreement shall be deemed to refer to employment or service, or termination of employment or service, with the Company or Worthington Industries, Inc., whichever is the applicable service recipient with respect to the Participant following the Distribution. All determinations and interpretations relating to the application of this Plan and the incorporated terms and conditions of the Pre-Spin Plan (including the deemed modifications thereto) shall be made by the Board and shall be final and binding upon the Participants, the Company and all other interested persons.

For purposes of this Section 8.05, “Distribution” shall have the meaning provided in that certain the Separation and Distribution Agreement, dated November 30, 2023, between Worthington Industries, Inc. and the Company.

9.00 RESTRICTED STOCK UNITS

9.01 Nature of Award. Restricted Stock Units give a Participant the unfunded, unsecured right to receive a specified number of Shares (or cash equal to the Fair Market Value of those Shares) in the future if the terms and conditions described in the Plan and the associated Award Agreement are met during the Restriction Period. However, Restricted Stock Units will be forfeited to the extent that applicable terms and conditions have not been met before the end of the Restriction Period.

9.02 Granting Restricted Stock Units. At any time during the term of the Plan, the Board may grant Restricted Stock Units to Directors. The Award Agreement associated with each Restricted Stock Unit grant will describe the terms and conditions that must be met during the Restriction Period if the Award is to be earned and settled, the form in which the Award will be settled if it is earned and any other terms and conditions affecting the Restricted Stock Units.

9.03 Earning Restricted Stock Units. Restricted Stock Units will be:

[1] Forfeited, if the applicable terms and conditions have not been met; or

[2] Settled in the manner described in Section 9.04, if the applicable terms and conditions have been met.

9.04 Settling Restricted Stock Units. As soon as administratively feasible after the applicable terms and conditions have been met, but in no event later than the 15th day of the third month following the later of the end of the calendar year or the Company’s taxable year in which the Restricted Stock Units are no longer subject to a substantial risk of forfeiture, Restricted Stock Units will be settled [1] in full Shares equal to the number of Restricted Stock Units to be settled plus cash equal to the Fair Market Value of any fractional Share subject to a Restricted Stock Unit being settled, [2] for cash equal to the number of Restricted Stock Units to be settled, multiplied by the Fair Market Value of a Share on the settlement date, or [3] in a combination of Shares and cash computed under subsections 9.04[1] and [2]. The method of settling Restricted Stock Units will be described in the associated Award Agreement.

9.05 Rights Associated With Restricted Stock Units. Unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying Restricted Stock Units that have not been settled.

10.00 STOCK APPRECIATION RIGHTS

10.01 Nature of Award. A SAR gives a Participant the right to receive the difference between the Exercise Price of the SAR and the Fair Market Value of a Share on the date the SAR is exercised, but only if the terms and conditions described in the Plan and the associated Award Agreement are met before the Expiration Date. However, a SAR will be forfeited to the extent that applicable terms and conditions have not been met before the Expiration Date or to the extent that the SAR is not exercised before the Expiration Date.

10.02 Granting SARs. At any time during the term of the Plan, the Board may grant SARs to Directors. The Award Agreement associated with each SAR grant will describe the Exercise Price, the Expiration Date (which may never be later than the tenth anniversary of the Grant Date), the first date that the SAR may be exercised, procedures for exercising the SAR, the form in which the SAR will be settled if the SAR is earned and any other terms and conditions affecting the SAR.

10.03 Exercise Price. Except to the extent necessary to implement Section 3.01[3], each SAR will bear an Exercise Price at least equal to the Fair Market Value of a Share on the Grant Date.

10.04 Exercising and Settling SARs. SARs may be exercised only if all applicable terms and conditions have been met before the Expiration Date and only by sending to the Board (or its designee) a completed exercise notice (in the form prescribed by the Board). As soon as administratively feasible after the SARs are exercised, SARs will be settled in [1] full Shares equal to [a][i] the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [ii] the number of SARs being exercised, and divided by [iii] the Fair Market Value of a Share on the date the SARs are exercised, plus [b] cash equal to the Fair Market Value of any fractional Share subject to the SARs being exercised, [2] cash equal to [a] the difference between the Fair Market Value of a Share on the date the SARs are exercised and the Exercise Price, multiplied by [b] the number of SARs being exercised or [3] a combination of full Shares and cash computed under subsections 10.04[1] and [2]. The method of settling SARs will be specified in the associated Award Agreement.

10.05 Rights Associated With SARs. Unless specified otherwise in the associated Award Agreement, a Participant will have no voting or dividend rights with respect to the Shares underlying an unexercised SAR.

11.00 TERMINATION/BUY OUT

11.01 Effect of Termination on Awards. Unless specified otherwise in the associated Award Agreement or the Plan, the following treatment will apply to Awards upon a Termination:

[1] Death, Disability or Retirement. If a Participant Terminates due to death, Disability or Retirement:

[a] All Options and SARs then held by the Participant (whether or not then exercisable) will become fully vested and exercisable on the Termination date and may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] the third anniversary of the Termination date.

[b] All Restricted Stock and Restricted Stock Units granted to the Participant will become fully vested on the Termination date.

[c] All Whole Shares granted to the Participant will be subject to the terms and conditions, if any, described in the associated Award Agreement.

[2] Termination for Cause. If a Participant Terminates for Cause, all Awards that are outstanding (whether or not then exercisable) will be forfeited on the Termination date.

[3] Termination for any Other Reason. If a Participant Terminates for any reason not described in Section 11.01[1] or [2], [a] all Options and SARs that are outstanding on the Termination date and which are then vested and exercisable may be exercised at any time before the earlier of [i] the Expiration Date specified in the Award Agreement or [ii] the first anniversary of the Termination date and [b] all Options and SARs that are not then vested and exercisable and all other Awards that are outstanding will be forfeited on the Termination date. Notwithstanding the foregoing, the Board will have the right, in its sole discretion, to accelerate the vesting or exercisability of any Award upon a Participant’s Termination.

11.02 Code §409A. Regardless of any other provision in the Plan or the associated Award Agreement, if a Participant becomes entitled to the payment, exercise or settlement of any Award that is subject to Code §409A upon the Participant’s Termination, the payment, exercise or settlement of such Award will not be made or permitted before the Participant Separates from Service.

11.03 Other Limits on Exercisability or Settlement. Unless otherwise specified in the associated Award Agreement or other written agreement between the Participant and the Company or any Related Entity and regardless of any other Plan provision, all Awards granted to a Participant that have not been exercised or settled will be forfeited if the Participant:

[1] Without the Board’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation, limited liability company or other entity or becomes the owner of a business or a member of a partnership that competes with the Company or a Related Entity or renders any service to entities that compete with the Company or a Related Entity; or

[2] Deliberately engages in any action that the Board concludes could harm the Company or any Related Entity.

11.04 Buy Out of Awards. The Board, in its sole discretion, may offer to buy for cash or by substitution of another Award (but only to the extent that the offer and the terms of the offer do not, and on their face are not likely to, generate penalties under Code §409A, violate any other applicable law or violate the provisions of Section 4.04) any or all outstanding Awards held by any Participant, other than an Award subject to Code §409A, whether or not exercisable, by providing to that Participant written notice (“Buy Out Offer”) of its intention to exercise the rights reserved in this section and other information, if any, required to be included under applicable securities laws. If a Buy Out Offer is made, the Company will transfer to each Participant accepting the offer the value of the Award to be purchased or exchanged. The Company will complete any buy out made under this section as soon as administratively feasible, but no later than 60 days, after the date of the Participant’s acceptance of the Buy Out Offer. For purposes of this Section 11.04, the value of the Award subject to a Buy Out Offer shall be: (1) in the case of an Option or SAR, the difference between (a) the aggregate Fair Market Value, as of the date of the Buy Out Notice, of the Shares underlying each exercisable Option or SAR (or portion of each Option or SAR) to be cancelled and (b) the aggregate Exercise Price associated with each such exercisable Option or SAR (or portion thereof) to be cancelled, and (2) in the case of any other Award, the aggregate Fair Market Value, as of the date of the Buy Out Notice, of the Shares subject to the Award.

12.00 EFFECT OF BUSINESS COMBINATION OR CHANGE IN CONTROL

Upon a Business Combination or a Change in Control, and unless otherwise specified in the associated Award Agreement, all of a Participant’s Awards will become fully vested and exercisable.

13.00 AMENDMENT AND TERMINATION OF PLAN AND AWARD AGREEMENTS

13.01 Termination, Suspension or Amendment of the Plan. The Board may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy requirements imposed by [1] applicable law or [2] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no termination, suspension or amendment may, without the consent of the affected Participant (and except as specifically provided in the Plan or the Award Agreement), adversely affect any Award granted before the termination, suspension or amendment. However, nothing in this section will restrict the Board’s right to amend the Plan without any additional consideration to affected Participants to the extent necessary to avoid penalties to the Participants arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement before those amendments are adopted.

13.02 Amendment and Termination of Award Agreements. Without the mutual, written consent of both the Company and the affected Participant, once issued, an Award Agreement may not be amended except as specifically provided in the Plan or the Award Agreement. However, nothing in this section will restrict the Board’s right to amend an Award Agreement without additional consideration to the affected Participant to the extent necessary to avoid penalties to the Participant arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Award Agreement before those amendments are adopted.

14.00 MISCELLANEOUS

14.01 Assignability. Except as described in this section or as provided in Section 14.02, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the permission of the Board, a Participant or a specified group of Participants may transfer Awards to a revocable inter vivos trust of which the Participant is the settlor, or may transfer Awards to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family or an organization described in Code §501(c)(3) (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Board. A Permissible Transferee may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

14.02 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Board and will be effective only when filed in writing with the Board. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

14.03 No Guarantee of Continuing Services. Except as otherwise specified in the Plan, nothing in the Plan may be construed as:

[1] Conferring on any Participant any right to continue as a Director;

[2] Guaranteeing that any Director will be selected to be a Participant; or

[3] Guaranteeing that any Participant will receive any future Awards.

14.04 Tax Withholding. The Company will withhold or collect any amount required to be remitted by the Company in advance payment of any taxes associated with the vesting, exercise or settlement of any Award. This amount may be [1] withheld from other amounts due to the Participant, [2] withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award or from any compensation or other amount owing to the Participant or [3] collected directly from the Participant.

14.05 Indemnification. Each individual who is or was a member of the Board (or to whom any duties have been delegated under Section 4.02) is entitled, in good faith, to rely on or to act upon any report or other information furnished by any executive officer, other officer or other employee of the Company or any Related Entity, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Board members (and any Person to whom any duties have been delegated under Section 4.02) and any officer of the Company or any Related Entity acting at the direction or in behalf of the Board or a delegee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any act or determination just described.

14.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company or any Related Entity to establish other plans or to pay compensation to its directors, in cash or property, in a manner not expressly authorized under the Plan.

14.07 Requirements of Law. The grant of Awards and the issuance of Shares will be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Certificates for Shares delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Board believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Board may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

14.08 Governing Law. The Plan, and all agreements and notices hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

14.09 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

14.10 Term of the Plan. The Plan will be effective on the Effective Date. Subject to Section 13.00, the Plan will terminate on the date following the tenth Annual Meeting at which Directors are elected succeeding the date on which the shareholders of the Company approve the Plan. Notwithstanding the provisions of the immediately preceding sentence, any Award outstanding on the day the Plan is terminated will continue to have force and effect in accordance with the terms of the Plan and the Award Agreement under which such Award was granted.

14.11 Rights as Shareholders. Unless otherwise specified in the associated Award Agreement or as otherwise specifically provided in the Plan, Shares acquired through an Award [1] will bear all dividend and voting rights associated with all Shares and [2] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or other recognized market or quotation system on which Shares are then listed or traded or any blue sky or state securities laws.

14.12 Successors. The Plan will be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of the estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

14.13 Code §409A. It is intended the Plan be exempt from Code §409A and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant. None of the Company, the Board, or any other Person shall have any liability with respect to a Participant in the event the Plan fails to comply with the requirements of Code §409A.